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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                                                               JURISDICTION OF
SUBSIDIARY NAME                                                 INCORPORATION
---------------                                                ---------------
Danapak Riverwood Multipack A/S.............................          Denmark
Fiskeby Board AB............................................           Sweden
Fiskeby Board A/S...........................................          Denmark
Fiskeby Board Ltd...........................................   United Kingdom
Fiskeby Board SARL..........................................           France
Fiskeby Holding A B.........................................           Sweden
New Materials Limited.......................................   United Kingdom
RIC Holding, Inc............................................         Delaware
Riverwood Argentina S.A.....................................        Argentina
Riverwood do Brasil Ltda....................................           Brazil
Riverwood Espana, S.A.......................................            Spain
Riverwood International Asia Pacific, Limited...............        Hong Kong
Riverwood International Asia Pte. Ltd.......................        Singapore
Riverwood International Australia Pty. Ltd..................        Australia
Riverwood International B.V.................................      Netherlands
Riverwood International Corporation.........................         Delaware
Riverwood International Corporation Philanthropic Fund......         Delaware
Riverwood International (Cyprus) Limited....................           Cyprus
Riverwood International Enterprises, Inc....................         Delaware
Riverwood International (Europe) S.A........................          Belgium
Riverwood International France S.A..........................           France
Riverwood International Japan, Ltd..........................            Japan
Riverwood International Limited.............................   United Kingdom
Riverwood International Machinery, Inc......................         Delaware
Riverwood International Mexicana, S. de R.L. de C.V.........           Mexico
Riverwood International Pension Trustee Company Limited.....   United Kingdom
Riverwood International, S.A................................           France
Riverwood International S.p.A...............................            Italy
Riverwood Mehrstuckverpackung GmbH..........................          Germany
Slevin South Company........................................         Arkansas
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